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                                  EXHIBIT 4.19

                          ACTION BY CONSENT IN WRITING

                            OF THE BOARD OF DIRECTORS

                          OF THE RECOVERY NETWORK, INC.

        The undersigned being all of the Directors of RECOVERY NETWORK, INC., a Colorado corporation (the "Company") hereby consent to the following action of this corporation, to be effective as of June 4, 1999, in lieu of a meeting.

                APPROVAL OF 1999 EMPLOYEE STOCK COMPENSATION PLAN

        WHEREAS, it is deemed to be in the best interest of this corporation to compensate the Company's employees for their efforts and diligence, the Board of Directors hereby approves the 1999 Employee Stock Compensation Plan (the "Plan").

        The Plan shall administered by the Board of Directors, in accordance with the provisions of the Company's bylaws. The Plan shall be registered under Form S-8, effective June 15, 1999.

        The purpose of the Plan is to provide employees with an incentive to maintain the long-term performance and profitability of the Company.

        NOW THEREFORE BE IT RESOLVED, that the Board of Directors of The Recovery Network, Inc., hereby approves the 1999 Employee Stock Compensation Plan and the registration of a maximum of 1,300,000 shares of Common Stock pursuant to the Plan.


        IN WITNESS WHEREOF, each Director of The Recovery Network, Inc. has executed this unanimous consent in a separate original document, and all original documents signed individually by the Directors shall together constitute one original Unanimous Consent.

                                                          /s/ TRACY NEAL
                                                --------------------------------
                                                            Tracy Neal
                                                            Secretary


Dated as of June 4, 1999                         /s/ WILLIAM D. MOSES
                                            ------------------------------------
                                                    William D. Moses

Dated as of June 4, 1999                          /s/ GEORGE H. HENRY
                                            ------------------------------------
                                                    George H. Henry

Dated as of June 4, 1999                       /s/ CHARLOTTE SCHIFF JONES
                                            ------------------------------------
                                                 Charlotte Schiff Jones

Dated as of June 4, 1999                            /s/ JAY HANDLINE
                                            ------------------------------------
                                                      Jay Handline

Dated as of June 4, 1999                            /s/ BRAD PAROBEK
                                            ------------------------------------
                                                       Brad Parobek